SUB ITEM 77H

                    MFS VARIABLE INSURANCE TRUST

As of December 31, 2007, the following person or entity now owns 25% or more of a fund's voting security:


                      PERSON/ENTITY                      FUND      PERCENTAGE


Hartford Life & Annuity Insurance Co Separate Account    VFB       56.8%



As of December 31, 2007, the following person or entity no longer owns 25% or more of a fund's voting security:


                              PERSON/ENTITY               FUND


Security Benefit Life Insurance Co.                       VRI